EXHIBIT 99.1


      FIRST SAVINGS FINANCIAL GROUP, INC. ANNOUNCES DATE OF ANNUAL MEETING

Clarksville, Indiana--November 20, 2009. First Savings Financial Group, Inc. (NASDAQ: FSFG - news) today announced that its annual meeting of stockholders will be held on Wednesday, February 24, 2010.

First Savings Financial Group, Inc. is the holding company for First Savings Bank, F.S.B. First Savings Bank currently has fourteen offices in the Indiana communities of Clarksville, Jeffersonville, Charlestown, Sellersburg, Floyds Knobs, Georgetown, Corydon, English, Leavenworth, Marengo, Milltown and Salem. Access to First Savings Bank accounts, including online banking and electronic bill payments, is available anywhere with Internet access through the Bank's website at www.fsbbank.net.

Contact
John P. Lawson, Jr.
Chief Operations Officer
812-283-0724